                                                                     EXHIBIT 5.1

Vedder Price     VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                 222 NORTH LASALLE STREET
                 CHICAGO, ILLINOIS 60601-1003
                 312-609-7500
                 FACSIMILE: 312-609-5005


                 A PARTNERSHIP INCLUDING VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES IN CHICAGO AND NEW YORK CITY




                                    September 15, 1998



Wintrust Financial Corporation      Wintrust Capital Trust I
727 North Bank Lane                 727 North Bank Lane
Lake Forest, Illinois 60045         Lake Forest, Illinois 60045

     Re:  Registration Statement on Form S-3
          Registration Nos. 333-61667 and 333-61667-01
          --------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Wintrust Financial Corporation, a Delaware corporation (the "Company"), and Wintrust Capital Trust I, a statutory business trust created under the laws of Delaware (the "Capital Trust"), in connection with the above-captioned Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on August 17, 1998, under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto, filed with the Commission on September 15, 1998 (such Registration Statement, as so amended, being herein after referred to as the "Registration Statement"), for the purpose registering the Trust Preferred Securities to be issued by Capital Trust, the Guarantee and the Subordinated Debentures to be issued by the Company to Capital Trust in connection with the issuance of the Trust Preferred Securities. All capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

     In rendering this opinion, we have reviewed: (i) the form of Amended and Restated Trust Agreement to be entered into by and among the Company, the Delaware Trustee, the Property Trustee and the Administrative Trustees ( the "Trust Agreement"), pursuant to which the Preferred Securities are to be issued;
(ii) the form of Indenture to be entered into by and between the Company and the Trustee (the "Indenture") which will govern the Subordinated Debentures to be issued by the Company; and (iii) the form of Preferred Securities Guarantee Agreement to be entered into by and between the Company and

Wintrust Financial Corporation
Wintrust Capital Trust I
September 15, 1998
Page 2


the Guarantee Trustee (the "Guarantee Agreement"), pursuant to which the Company will guarantee certain obligations of the Trust with respect to the Preferred Securities.

     In so acting, we have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed as follows:

     Based upon the foregoing, we are of the following opinions:

     1. The execution and delivery by the Company of each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly and validly authorized.

     2. The Subordinated Debentures to be issued by the Company to Capital Trust will, when issued in accordance with the terms of the Indenture as described in the Registration Statement at the time it becomes effective, constitute valid and binding obligations of the Company.

     3. The Guarantee Agreement when provided by the Company in accordance with the terms stated in the Registration Statement at the time it becomes effective and upon issuance of the Trust Preferred Securities in accordance with the terms described in the Registration Statement, will constitute a valid and binding obligation of the Company.

     In rendering the foregoing opinion, we have relied to the extent we deem appropriate on the opinion of Richards, Layton & Finger, special counsel to Capital Trust and the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "Validity of Securities" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ



JRE
MNB